EXHIBIT 99.1

Zoetis Announces Third Quarter 2026 Results; Highlights Progress Advancing Innovation Across Diversified Portfolio and Narrows Full Year 2026 Revenue Guidance, Raises Full Year 2026 Adjusted EPS Guidance

Third Quarter 2026 Highlights
•Revenue: $2.4 billion, decreased 1% reported and organic operational1
◦U.S. segment revenue: $1.2 billion, decreased 6% reported and organic operational
◦International segment revenue: $1.1 billion, increased 4% reported and organic operational basis
•Net Income: $591 million, decreased 18% reported
•Adjusted net income: $720 million, decreased 5% reported and 7% organic operational
•Diluted EPS: $1.44, decreased 12% reported
•Adjusted diluted EPS: $1.75, increased 3% reported and 1% organic operational

PARSIPPANY, N.J. – November 5, 2026 – Zoetis Inc. (NYSE:ZTS), the world's leading animal health company, today reported its financial results for the third quarter of 2026.

"Our third-quarter performance was in line with our expectations. Continued pressure in Companion Animal was partially offset by growth in Livestock and Diagnostics, reflecting the breadth of our portfolio," said Kristin Peck, Chief Executive Officer of Zoetis. "We remain focused on defending our position and directing our resources where they can have the greatest impact. And with the scale, expertise, and pipeline to keep setting the pace of innovation in animal health, we are confident in our ability to create long-term value for customers and shareholders."

THIRD QUARTER 2026 FINANCIAL RESULTS
The company reported revenue of $2.4 billion for the third quarter of 2026, a decrease of 1% on a reported and an organic operational1 basis compared with the third quarter of 2025. Net income for the third quarter of 2026 was $591 million, decreasing 18% on a reported basis. Diluted EPS was $1.44, decreasing 12% on a reported basis.

Adjusted net income2 for the third quarter of 2026 was $720 million, decreasing 5% on a reported basis and 7% on an organic operational basis. Adjusted diluted EPS was $1.75, increasing 3% on a reported basis and 1% on an organic operational basis. Adjusted net income for the third quarter of 2026 excludes the net impact of $129 million for purchase accounting adjustments, acquisition and divestiture-related costs and certain significant items.
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THIRD QUARTER 2026 SEGMENT HIGHLIGHTS
Zoetis organizes and manages its commercial operations across two segments: United States (U.S.) and International. Within these segments, the company delivers a diverse portfolio of products for companion animals and livestock, tailored to local trends and customer needs. In the third quarter of 2026:

•Revenue in the U.S. segment was $1.2 billion, decreasing 6% on both a reported and an organic operational basis relative to the third quarter of 2025. Companion animal revenue decreased 8%, reflecting macro-driven price sensitivity and competitive pressure in dermatology, as well as generic competition. Livestock revenue increased 5% on both a reported and organic operational basis in the quarter, supported by strength across cattle, swine and poultry.

•Revenue in the International segment was $1.1 billion, increasing 4% on both a reported and an organic operational basis compared with the third quarter of 2025. Companion animal revenue increased 1% on a reported basis and remained flat on an organic operational basis, led by parasiticides and osteoarthritis (OA) pain, while partially offset by lower sales of key dermatology products. Livestock revenue increased 8% on a reported basis and 9% on an organic operational basis, driven by growth in cattle and fish.

INNOVATION PIPELINE ADVANCEMENTS AND PORTFOLIO UPDATES
Zoetis continued to advance innovation across its diversified portfolio, and remains on track for expected 2026 product approvals, with select approvals anticipated in 2027 now expected in Q4 2026.

Regulatory Approvals and Portfolio Expansion
In October, Zoetis received U.S. Food and Drug Administration (FDA) approval for Convenia® RTU for Dogs, a long-acting antibacterial injection for dogs. This is the second major market approval this year, with both achieved ahead of the expected timelines, and expands Zoetis' portfolio of therapies designed to broaden treatment options for dogs. Convenia RTU for Dogs is expected to be available to veterinarians in the first quarter of 2027.

Zoetis launched Lenivia® for dogs in Great Britain and received Swiss approval for Portela® for cats, expanding access to long-acting osteoarthritis pain relief that can last up to three months with a single injection.

During the quarter, Simparica Trio® received U.S. FDA Emergency Use Authorization (EUA) for the treatment of New World screwworm infestations in dogs and puppies. The authorization adds to Zoetis' existing response, including Dectomax and Dectomax®-CA1 for other species at risk.
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Additional approvals from the quarter include:
•Fostera® PRRS Needle-free microdose was approved in the U.S. and Mexico to help protect pigs against porcine reproductive and respiratory syndrome.
•Vanguard® B Oral received an additional claim in Brazil to help protect dogs against Bordetella bronchiseptica.
•Vanguard® crLyme received an additional claim in Canada to help protect dogs against subclinical arthritis caused by Borrelia burgdorferi.
•Alfaxan® Multidose 4% was approved in Japan and Mexico for sedation of cats.

New Peer-Reviewed Research and Zoetis Medical Hub Launch
•A peer-reviewed study published in Parasites & Vectors found that dogs treated with Simparica Trio had significantly lower average heartworm counts than dogs treated with NexGard® Plus, with few dogs in the Simparica Trio group having adult heartworms at the study's conclusion.
•The study is available through the newly launched Zoetis Medical Hub, which brings together medical expertise and peer-reviewed research.

FULL YEAR 2026 FINANCIAL GUIDANCE
Zoetis is providing updated guidance:
•Narrowed revenue to a range of $9.220 billion to $9.320 billion (organic operational growth of (2)% to (1)%)
•Raised adjusted net income to a range of $2.600 billion to $2.640 billion (organic operational growth of (7)% to (5)%)
•Raised adjusted diluted EPS to a range of $6.25 to $6.35
This guidance reflects foreign exchange rates as of October 20, 2026. Additional details on guidance, including reconciliations of non-GAAP financial measures and the most directly comparable GAAP financial measures, are included in the financial tables and will be discussed on the company's conference call.

WEBCAST & CONFERENCE CALL DETAILS
Zoetis will host a webcast and conference call November 5, 2026, at 8:30 a.m. ET to review third quarter 2026 results, discuss financial guidance and respond to questions from financial analysts. The live webcast and corresponding slides can be accessed by visiting https://investor.zoetis.com/events-presentations. A replay of the webcast will be available following the event.

About Zoetis
Zoetis is the world’s leading animal health company, driven by a singular purpose: to nurture our world and humankind by advancing care for animals. With a legacy of nearly 75 years, Zoetis continues to pioneer ways to predict, prevent, detect, and treat animal illness, supporting veterinarians, livestock
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producers, and pet owners in over 100 countries. We integrate deep scientific expertise, data-driven R&D, advanced manufacturing, and commercial excellence to deliver meaningful innovation across medicines, vaccines, diagnostics, biopharmaceuticals, and digital solutions. Guided by our vision to be the most trusted and valued animal health company, Zoetis is committed to setting new standards for the future of animal care through innovation, customer obsession, and purpose-driven colleagues. To learn more, visit Zoetis.com.
1 Organic operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange and certain acquisitions and divestitures.
2 Adjusted net income and its components and adjusted diluted earnings per share (non-GAAP financial measures) are defined as reported net income and reported diluted earnings per share, excluding purchase accounting adjustments, acquisition and divestiture-related costs and certain significant items.
DISCLOSURE NOTICES
Forward-Looking Statements: This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to: business plans or prospects, future operating or financial performance, future guidance, future operating models; R&D costs; timing and likelihood of success; expectations regarding products, product approvals or products under development and expected timing of product launches; expectations regarding competing products; expectations regarding financial impact of divestitures; disruptions in our global supply chain; expectations regarding the performance of acquired companies and our ability to integrate new businesses; expectations regarding the financial impact of acquisitions; future use of cash, dividend payments and share repurchases; foreign exchange rates, tax rates, tariffs, changes in tax regimes and laws and any changes thereto; possible impacts of the Fiscal Year Alignment; and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our most recent Annual Report on Form 10-K, including in the sections thereof captioned “Forward-Looking Statements and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

Use of Non-GAAP Financial Measures: We use non-GAAP financial measures, such as adjusted net income, adjusted diluted earnings per share, operational results (which exclude the impact of foreign exchange) and organic operational results (which exclude the impact of foreign exchange and certain acquisitions and divestitures), to assess and analyze our results and trends and to make financial and operational decisions. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP financial measures included in this press release should not be considered alternatives to measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliations of non-GAAP financial measures and the most directly comparable GAAP financial measures are included in the tables accompanying this press release and are posted on our website at www.zoetis.com.

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Internet Posting of Information: We routinely post information that may be important to investors on the 'Investor Relations' section of our website at www.zoetis.com, as well as on LinkedIn, Facebook, X (formerly Twitter) and YouTube. We encourage investors and potential investors to consult our website regularly and to follow us on social media for company news and information.

Media Contacts:	Investor Contacts:
Jennifer Albano	Mathieu Aussermeier
1-862-399-0810 (o)	1-862-460-0181 (o)
jennifer.albano@zoetis.com	mathieu.aussermeier@zoetis.com

Laura Panza	Nick Soonthornchai
1-973-975-5176 (o)	1-973-443-2792 (o)
laura.panza@zoetis.com	nick.soonthornchai@zoetis.com

ZTS-COR
ZTS-IR
ZTS-FIN
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ZOETIS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(millions of dollars, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2026	2025	% Change	2026	2025	% Change
Revenue	$2,391	$2,422	(1)	$7,121	$7,094	—
Costs and expenses:
Cost of sales	698	697	—	2,012	1,979	2
Selling, general and administrative expenses	582	582	—	1,762	1,770	—
Research and development expenses	174	175	(1)	527	503	5
Amortization of intangible assets	31	32	(3)	93	97	(4)
Restructuring charges and certain acquisition and divestiture-related costs	43	4	*	142	34	*
Interest expense, net of capitalized interest	62	58	7	185	165	12
Other (income)/deductions–net	72	(12)	*	47	(25)	*
Income before provision for taxes on income	729	886	(18)	2,353	2,571	(8)
Provision for taxes on income	138	165	(16)	470	522	(10)
Net income before allocation to noncontrolling interests	591	721	(18)	1,883	2,049	(8)
Less: Net income/(loss) attributable to noncontrolling interests	—	—	*	—	—	*
Net income attributable to Zoetis Inc.	$591	$721	(18)	$1,883	$2,049	(8)

Earnings per share attributable to Zoetis—basic	$1.44	$1.63	(12)	$4.51	$4.60	(2)

Earnings per share attributable to Zoetis—diluted	$1.44	$1.63	(12)	$4.51	$4.60	(2)

Weighted-average shares used to calculate earnings per share
Basic	411.6	442.9		417.1	445.2
Diluted	411.6	443.2		417.3	445.6

* Calculation not meaningful.

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Three Months Ended September 30, 2026
	GAAP Reported	Purchase Accounting Adjustments	Acquisition and Divestiture- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(a)
Cost of sales	$698	$(1)	$—	$(3)	$694
Gross profit	1,693	1	—	3	1,697
Selling, general and administrative expenses	582	(3)	—	(8)	571
Amortization of intangible assets	31	(27)	—	—	4
Restructuring charges and certain acquisition and divestiture-related costs	43	—	(2)	(41)	—
Other (income)/deductions–net	72	—	—	(81)	(9)
Income before provision for taxes on income	729	31	2	133	895
Provision for taxes on income	138	7	—	30	175
Net income attributable to Zoetis	591	24	2	103	720
Earnings per common share attributable to Zoetis–diluted	1.44	0.06	—	0.25	1.75

	Three Months Ended September 30, 2025
	GAAP Reported	Purchase Accounting Adjustments	Acquisition and Divestiture- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(a)
Cost of sales	$697	$(1)	$—	$(1)	$695
Gross profit	1,725	1	—	1	1,727
Selling, general and administrative expenses	582	(3)	—	(7)	572
Research and development expenses	175	(1)	—	—	174
Amortization of intangible assets	32	(27)	—	—	5
Restructuring charges and certain acquisition and divestiture-related costs	4	—	—	(4)	—
Other (income)/deductions–net	(12)	—	—	4	(8)
Income before provision for taxes on income	886	32	—	8	926
Provision for taxes on income	165	8	—	(1)	172
Net income attributable to Zoetis	721	24	—	9	754
Earnings per common share attributable to Zoetis–diluted	1.63	0.05	—	0.02	1.70

(a) Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.

See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).
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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Nine Months Ended September 30, 2026
	GAAP Reported	Purchase Accounting Adjustments	Acquisition and Divestiture- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(a)
Cost of sales	$2,012	$(3)	$—	$(8)	$2,001
Gross profit	5,109	3	—	8	5,120
Selling, general and administrative expenses	1,762	(5)	—	(15)	1,742
Research and development expenses	527	(1)	—	—	526
Amortization of intangible assets	93	(80)	—	—	13
Restructuring charges and certain acquisition and divestiture-related costs	142	—	(6)	(136)	—
Other (income)/deductions–net	47	—	—	(82)	(35)
Income before provision for taxes on income	2,353	89	6	241	2,689
Provision for taxes on income	470	20	1	51	542
Net income attributable to Zoetis	1,883	69	5	190	2,147
Earnings per common share attributable to Zoetis–diluted	4.51	0.17	0.01	0.45	5.14

	Nine Months Ended September 30, 2025
	GAAP Reported	Purchase Accounting Adjustments	Acquisition and Divestiture- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(a)
Cost of sales	$1,979	$(3)	$—	$(3)	$1,973
Gross profit	5,115	3	—	3	5,121
Selling, general and administrative expenses	1,770	(8)	—	(22)	1,740
Research and development expenses	503	(2)	—	—	501
Amortization of intangible assets	97	(84)	—	—	13
Restructuring charges and certain acquisition and divestiture-related costs	34	—	(1)	(33)	—
Other (income)/deductions–net	(25)	—	—	(4)	(29)
Income before provision for taxes on income	2,571	97	1	62	2,731
Provision for taxes on income	522	23	—	8	553
Net income attributable to Zoetis	2,049	74	1	54	2,178
Earnings per common share attributable to Zoetis–diluted	4.60	0.17	—	0.12	4.89

(a) Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.

See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).

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ZOETIS INC.
NOTES TO RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars)

(1)    Acquisition and divestiture-related costs include the following:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Acquisition-related costs(a)	$2	$—	$6	$1
Total acquisition and divestiture-related costs—pre-tax	2	—	6	1
Income taxes(b)	—	—	1	—
Total acquisition and divestiture-related costs—net of tax	$2	$—	$5	$1
(a)    Acquisition-related costs represent external, incremental costs that directly relate to transacting and integrating businesses, included in Restructuring charges and certain acquisition and divestiture-related costs.
(b)    Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate.

(2)    Certain significant items include the following:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Other restructuring charges and cost-reduction/productivity initiatives(a)	$30	$4	$125	$11
Business process transformation program(b)	7	8	18	26
Certain asset impairment charges(c)	89	—	89	27
Net loss on sale of business(d)	—	—	—	3
Other	7	(4)	9	(5)
Total certain significant items—pre-tax	133	8	241	62
Income taxes(e)	30	(1)	51	8
Total certain significant items—net of tax	$103	$9	$190	$54
(a)    For the three and nine months ended September 30, 2026, primarily driven by employee termination costs under a comprehensive cost and productivity program, with the nine-month period also reflecting employee termination costs from additional organizational structure refinements, included in Restructuring charges and certain acquisition and divestiture-related costs..
For the three and nine months ended September 30, 2025, primarily related to a transition from internal to external innovation and manufacturing of certain products and the closure of a related site, included in Restructuring charges and certain acquisition and divestiture-related costs.
(b)    Represents costs related to our multi-year business process transformation program, which includes the implementation of a new enterprise resource planning (ERP) system, related digital technology solutions and other related costs, included in Selling, general and administrative expenses and Cost of sales. This comprehensive program is a major global and cross-functional company-wide effort that we believe will transform how we work across our business and contribute to all of our strategic priorities. Due to the nature, scope and magnitude of this investment, these costs are incremental transformational costs that are far in excess of the historical normal level of spending to support operations and are not expected to recur in the foreseeable future.
(c)    For the three and nine months ended September 30, 2026, represents impairment charges on in-process research and development assets, acquired from PetMedix in 2023, resulting from updated estimates of development and commercial assumptions, included in Other (income)/deductions–net, as well as charges related to the exit of certain sites, included in Restructuring charges and certain acquisition and divestiture-related costs.
For the three and nine months ended September 30, 2025, represents certain asset impairment charges related to a transition from internal to external innovation and manufacturing of certain products and the closure of a related site, included in Restructuring charges and certain acquisition and divestiture-related costs, as well as charges related to our aquaculture product portfolio, included in Other (income)/deductions–net.
(d)    Represents a net loss related to the sale of our medicated feed additive product portfolio, certain water soluble products and related assets sold in 2024, included in Other (income)/deductions–net.
(e)    Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate.

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ZOETIS INC.
ADJUSTED SELECTED COSTS, EXPENSES AND INCOME(a)
(UNAUDITED)
(millions of dollars)

	Three Months Ended
	September 30,		% Change
	2026	2025	Reported Change	Foreign Exchange	Operational(b)	Divestitures	Organic Operational(c)
Adjusted cost of sales	$694	$695	—%	—%	—%
as a percent of revenue	29.0%	28.7%	NA	NA	NA
Adjusted SG&A expenses	571	572	—%	—%	—%
Adjusted R&D expenses	174	174	—%	—%	—%
Adjusted net income	720	754	(5)%	2%	(7)%	—%	(7)%

	Nine Months Ended
	September 30,		% Change
	2026	2025	Reported Change	Foreign Exchange	Operational(b)	Divestitures	Organic Operational(c)
Adjusted cost of sales	$2,001	$1,973	1%	3%	(2)%
as a percent of revenue	28.1%	27.8%	NA	NA	NA
Adjusted SG&A expenses	1,742	1,740	—%	1%	(1)%
Adjusted R&D expenses	526	501	5%	1%	4%
Adjusted net income	2,147	2,178	(1)%	2%	(3)%	—%	(3)%

(a)    Adjusted cost of sales, adjusted selling, general, and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, and adjusted net income (non-GAAP financial measures) are defined as the corresponding reported U.S. GAAP income statement line items excluding purchase accounting adjustments, acquisition and divestiture-related costs and certain significant items. These adjusted income statement line item measures are not, and should not be viewed as, substitutes for the corresponding U.S. GAAP line items. The corresponding GAAP line items and reconciliations of reported to adjusted information are provided in Condensed Consolidated Statements of Income and Reconciliation of GAAP Reported to Non-GAAP Adjusted Information.
(b)    Operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange.
(c)    Organic operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange and certain acquisitions and divestitures.
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ZOETIS INC.
2026 GUIDANCE

Selected Line Items (millions of dollars, except per share amounts)	Full Year 2026 as of November 5, 2026	Full Year 2026 as of August 6, 2026 (Prior Guidance)
Revenue	$9,220 to $9,320	$9,120 to $9,320
Organic operational results(a)	(2)% to (1)%	(3)% to (1)%
Adjusted cost of sales as a percentage of revenue(b)	Approximately 29.0%	Approximately 29.0%
Adjusted SG&A expenses(b)	$2,340 to $2,370	$2,330 to $2,380
Adjusted R&D expenses(b)	$705 to $715	$720 to $730
Adjusted interest expense and other (income)/deductions-net(b)	Approximately $215	Approximately $215
Effective tax rate on adjusted income(b)	Approximately 20%	Approximately 20.5%
Adjusted diluted EPS(b)	$6.25 to $6.35	$6.15 to $6.25
Adjusted net income(b)	$2,600 to $2,640	$2,570 to $2,620
Organic operational results(a)(c)	(7)% to (5)%	(9)% to (5)%
Certain significant items and acquisition and divestiture-related costs(d)	Approximately $210	Approximately $150
Reported diluted EPS	$5.50 to $5.60	$5.55 to $5.65
The guidance reflects foreign exchange rates as of October 20, 2026.
Reconciliations of 2026 reported guidance to 2026 adjusted guidance follows:

(millions of dollars, except per share amounts)	Reported	Certain significant items and acquisition and divestiture-related costs(d)	Purchase accounting	Adjusted(b)
Cost of sales as a percentage of revenue	~ 29.1%	~ (0.1%)		~ 29.0%
SG&A expenses	$2,373 to $2,403	~ $(22)	~ $(11)	$2,340 to $2,370
R&D expenses	$707 to $717		~ $(2)	$705 to $715
Interest expense and other (income)/deductions-net	~ $215			~ $215
Effective tax rate	~ 20%			~ 20%
Diluted EPS	$5.50 to $5.60	~ $0.53	~ $0.22	$6.25 to $6.35
Net income attributable to Zoetis	$2,300 to $2,340	~ $210	~ $90	$2,600 to $2,640
(a)    Organic operational results (a non-GAAP financial measure) excludes the impact of foreign exchange and certain acquisitions and divestitures.
(b)    Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. GAAP net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition and divestiture-related costs and certain significant items. Adjusted cost of sales, adjusted SG&A expenses, adjusted R&D expenses, and adjusted interest expense and other (income)/deductions-net are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.
(c)    We do not provide a reconciliation of forward-looking non-GAAP adjusted net income operational results to the most directly comparable U.S. GAAP reported financial measure because we are unable to calculate with reasonable certainty the foreign exchange impact of unusual gains and losses, acquisition and divestiture-related expenses, potential future asset impairments and other certain significant items, without unreasonable effort. The foreign exchange impacts of these items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period.
(d)    Primarily includes certain nonrecurring costs related to acquisitions, divestitures and other charges.
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ZOETIS INC. CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES (UNAUDITED) (millions of dollars)
	Three Months Ended
	September 30,		% Change
	2026	2025	Reported Change	Foreign Exchange	Operational(b)	Divestitures	Organic Operational(c)
Revenue:
Companion Animal	$1,565	$1,650	(5)%	—%	(5)%	—%	(5)%
Livestock	797	746	7%	1%	6%	(1)%	7%
Contract Manufacturing & Human Health	29	26	12%	(3)%	15%	—%	15%
Total Revenue	$2,391	$2,422	(1)%	1%	(2)%	(1)%	(1)%

U.S.:
Companion Animal	$980	$1,069	(8)%	—%	(8)%	—%	(8)%
Livestock	266	253	5%	—%	5%	—%	5%
Total U.S. Revenue	$1,246	$1,322	(6)%	—%	(6)%	—%	(6)%

International:
Companion Animal	$585	$581	1%	1%	—%	—%	—%
Livestock	531	493	8%	2%	6%	(3)%	9%
Total International Revenue	$1,116	$1,074	4%	1%	3%	(1)%	4%

Companion Animal:
Dogs and Cats	$1,492	$1,581	(6)%	—%	(6)%
Horses	73	69	6%	—%	6%
Total Companion Animal Revenue	$1,565	$1,650	(5)%	—%	(5)%

Livestock:
Cattle	$439	$415	6%	1%	5%
Swine	120	116	3%	1%	2%
Poultry	108	106	2%	(1)%	3%
Fish	98	80	23%	5%	18%
Sheep and other	32	29	10%	4%	6%
Total Livestock Revenue	$797	$746	7%	1%	6%

(a) For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b) Operational revenue results (a non-GAAP financial measure) is defined as revenue results excluding the impact of foreign exchange.
(c) Organic operational revenue results (a non-GAAP financial measure) is defined as revenue results excluding the impact of foreign exchange and certain acquisitions and divestitures.

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ZOETIS INC. CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES (UNAUDITED) (millions of dollars)

	Nine Months Ended
	September 30,		% Change
	2026	2025	Reported Change	Foreign Exchange	Operational(b)	Divestitures	Organic Operational(c)
Revenue:
Companion Animal	$4,792	$4,981	(4)%	1%	(5)%	—%	(5)%
Livestock	2,248	2,024	11%	3%	8%	(2)%	10%
Contract Manufacturing & Human Health	81	89	(9)%	—%	(9)%	—%	(9)%
Total Revenue	$7,121	$7,094	—%	1%	(1)%	—%	(1)%

U.S.:
Companion Animal	$2,889	$3,218	(10)%	—%	(10)%	—%	(10)%
Livestock	713	643	11%	—%	11%	—%	11%
Total U.S. Revenue	$3,602	$3,861	(7)%	—%	(7)%	—%	(7)%

International:
Companion Animal	$1,903	$1,763	8%	4%	4%	—%	4%
Livestock	1,535	1,381	11%	4%	7%	(2)%	9%
Total International Revenue	$3,438	$3,144	9%	4%	5%	(1)%	6%

Companion Animal:
Dogs and Cats	$4,569	$4,777	(4)%	2%	(6)%
Horses	223	204	9%	2%	7%
Total Companion Animal Revenue	$4,792	$4,981	(4)%	1%	(5)%

Livestock:
Cattle	$1,221	$1,079	13%	2%	11%
Swine	360	339	6%	3%	3%
Poultry	341	316	8%	1%	7%
Fish	247	216	14%	6%	8%
Sheep and other	79	74	7%	6%	1%
Total Livestock Revenue	$2,248	$2,024	11%	3%	8%

(a) For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b) Operational revenue results (a non-GAAP financial measure) is defined as revenue results excluding the impact of foreign exchange.
(c) Organic operational revenue results (a non-GAAP financial measure) is defined as revenue results excluding the impact of foreign exchange and certain acquisitions and divestitures.

13 |

ZOETIS INC.
CONSOLIDATED REVENUE BY KEY INTERNATIONAL MARKETS
(UNAUDITED)
(millions of dollars)

	Three Months Ended
	September 30,		% Change
	2026	2025	Reported Change	Foreign Exchange	Divestitures	Organic Operational(a)
Total International	$1,116	$1,074	4%	1%	(1)%	4%
Australia	104	92	13%	9%	—%	4%
Brazil	114	105	9%	6%	—%	3%
Canada	70	76	(8)%	—%	(10)%	2%
Chile	34	33	3%	(2)%	—%	5%
China	61	51	20%	6%	—%	14%
France	37	35	6%	(3)%	(1)%	10%
Germany	51	62	(18)%	(2)%	(1)%	(15)%
Italy	30	34	(12)%	(2)%	—%	(10)%
Japan	26	34	(24)%	(6)%	—%	(18)%
Mexico	49	42	17%	10%	—%	7%
Spain	37	36	3%	(2)%	(2)%	7%
United Kingdom	75	79	(5)%	1%	(2)%	(4)%
Other developed markets	183	165	11%	1%	—%	10%
Other emerging markets	245	230	7%	(2)%	(1)%	10%

	Nine Months Ended
	September 30,		% Change
	2026	2025	Reported Change	Foreign Exchange	Divestitures	Organic Operational(a)
Total International	$3,438	$3,144	9%	4%	(1)%	6%
Australia	287	254	13%	10%	—%	3%
Brazil	307	279	10%	9%	—%	1%
Canada	215	217	(1)%	1%	(7)%	5%
Chile	106	102	4%	2%	(1)%	3%
China	186	173	8%	6%	—%	2%
France	114	116	(2)%	3%	(1)%	(4)%
Germany	179	174	3%	4%	(1)%	—%
Italy	109	101	8%	5%	(1)%	4%
Japan	102	109	(6)%	(6)%	(1)%	1%
Mexico	144	116	24%	14%	—%	10%
Spain	120	105	14%	4%	(2)%	12%
United Kingdom	225	234	(4)%	2%	(1)%	(5)%
Other developed markets	539	473	14%	5%	(1)%	10%
Other emerging markets	805	691	16%	—%	(1)%	17%

(a)    Organic operational revenue results (a non-GAAP financial measure) is defined as revenue results excluding the impact of foreign exchange and certain acquisitions and divestitures.

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ZOETIS INC. SEGMENT(a) EARNINGS (UNAUDITED) (millions of dollars)
	Three Months Ended
	September 30,		% Change
	2026	2025	Reported Change	Foreign Exchange	Operational(b)
U.S.:
Revenue	$1,246	$1,322	(6)%	—%	(6)%
Cost of Sales	222	222	—%	—%	—%
Gross Profit	1,024	1,100	(7)%	—%	(7)%
Gross Margin	82.2%	83.2%
Operating Expenses	194	201	(3)%	—%	(3)%
Other (income)/deductions-net	—	—	*	*	*
U.S. Earnings	$830	$899	(8)%	—%	(8)%

International:
Revenue	$1,116	$1,074	4%	1%	3%
Cost of Sales	347	342	1%	—%	1%
Gross Profit	769	732	5%	2%	3%
Gross Margin	68.9%	68.2%
Operating Expenses	169	169	—%	1%	(1)%
Other (income)/deductions-net	—	—	*	*	*
International Earnings	$600	$563	7%	2%	5%

Total Reportable Segments	$1,430	$1,462	(2)%	1%	(3)%

Other business activities(c)	(134)	(143)	(6)%
Reconciling Items:
Corporate(d)	(303)	(304)	—%
Purchase accounting adjustments(e)	(31)	(32)	(3)%
Acquisition and divestiture-related costs(f)	(2)	—	*
Certain significant items(g)	(133)	(8)	*
Other unallocated(h)	(98)	(89)	10%
Total Earnings(i)	$729	$886	(18)%

(a) For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b) Operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange.
(c) Other business activities includes the research and development costs managed by our research and development organization, as well as our contract manufacturing business and human health business.
(d) Corporate includes, among other things, certain costs associated with information technology, administration expenses, interest income and expense, certain compensation costs and other costs not charged to our operating segments.
(e) Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(f) Acquisition and divestiture-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs, as well as costs associated with divesting and disintegrating a portion of our business.
(g) Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain asset impairment charges, restructuring charges and implementation costs associated with cost-reduction/productivity initiatives that are not associated with an acquisition, costs related to our business process transformation program, as well as the impact of divestiture gains and losses.
(h) Includes overhead expenses associated with our global manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(i) Defined as income before provision for taxes on income.
* Calculation not meaningful.
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ZOETIS INC. SEGMENT(a) EARNINGS (UNAUDITED) (millions of dollars)
	Nine Months Ended
	September 30,		% Change
	2026	2025	Reported Change	Foreign Exchange	Operational(b)
U.S.:
Revenue	$3,602	$3,861	(7)%	—%	(7)%
Cost of Sales	630	629	—%	—%	—%
Gross Profit	2,972	3,232	(8)%	—%	(8)%
Gross Margin	82.5%	83.7%
Operating Expenses	608	624	(3)%	—%	(3)%
Other (income)/deductions-net	—	—	*	*	*
U.S. Earnings	$2,364	$2,608	(9)%	—%	(9)%

International:
Revenue	$3,438	$3,144	9%	4%	5%
Cost of Sales	1,021	958	7%	5%	2%
Gross Profit	2,417	2,186	11%	4%	7%
Gross Margin	70.3%	69.5%
Operating Expenses	516	503	3%	4%	(1)%
Other (income)/deductions-net	1	1	—%	*	*
International Earnings	$1,900	$1,682	13%	4%	9%

Total Reportable Segments	$4,264	$4,290	(1)%	1%	(2)%

Other business activities(c)	(410)	(405)	1%
Reconciling Items:
Corporate(d)	(933)	(906)	3%
Purchase accounting adjustments(e)	(89)	(97)	(8)%
Acquisition and divestiture-related costs(f)	(6)	(1)	*
Certain significant items(g)	(241)	(62)	*
Other unallocated(h)	(232)	(248)	(6)%
Total Earnings(i)	$2,353	$2,571	(8)%

(a) For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b) Operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange.
(c) Other business activities includes the research and development costs managed by our research and development organization, as well as our contract manufacturing business and human health business.
(d) Corporate includes, among other things, certain costs associated with information technology, administration expenses, interest income and expense, certain compensation costs and other costs not charged to our operating segments.
(e) Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(f) Acquisition and divestiture-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs, as well as costs associated with divesting and disintegrating a portion of our business.
(g) Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain asset impairment charges, restructuring charges and implementation costs associated with cost-reduction/productivity initiatives that are not associated with an acquisition, costs related to our business process transformation program, as well as the impact of divestiture gains and losses.
(h) Includes overhead expenses associated with our global manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(i) Defined as income before provision for taxes on income.
* Calculation not meaningful.
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